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                                                                EXHIBIT 5.1

                                 June 28, 1996



NetFRAME Systems Incorporated
1545 Barber Lane
Milpitas, California 95035

         RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined (i) the Registration Statement on Form S-8 (the "Registration Statement") to be filed by NetFRAME Systems Incorporated, a Delaware corporation (the "Registrant" or "you"), with the Securities and Exchange Commission on or about June 28, 1996 in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 150,000 and 500,000 additional shares of your Common Stock, $.001 par value (the "Shares"), reserved for issuance pursuant to the 1992 Stock Option Plan, as amended and 1992 Employee Stock Purchase Plan, as amended (the "Plans"), respectively. As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Registrant under the Plan.

         It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plan, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                        Very truly yours,

                                        WILSON, SONSINI, GOODRICH & ROSATI
                                        Professional Corporation


                                        /s/ WILSON SONSINI GOODRICH & ROSATI
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